RESTATED CHARTER

OF

FIRST HORIZON NATIONAL CORPORATION

Pursuant to the provisions of Section 48-20-107 of the Tennessee Business Corporation Act, the undersigned Corporation adopts the following Restated Charter:

1.         NAME.

The name of the Corporation shall be:

FIRST HORIZON NATIONAL CORPORATION.

2.         DURATION.

The duration of the Corporation is perpetual.

3.         ADDRESS.

The address of the principal office of the Corporation in the State of Tennessee shall be: 165 Madison Avenue, Memphis, Tennessee 38103.

4.         PROFIT.

The Corporation is for profit.

5.         PURPOSES.

The purpose or purposes for which the Corporation is organized are, to the extent permitted by law:

(a)      To subscribe for, purchase, lease or otherwise acquire and to receive, own, hold, sell, exchange, lease, mortgage, pledge, assign or otherwise dispose of, and otherwise deal in and with “securities” (as such term is herein defined) issued or created by, or other property (real or personal) of any person, corporation, association, firm, trust, organization or other entity whatsoever, including but not limited to this corporation and any national banking association, state-chartered bank, savings bank and trust company, wherever located or organized and whether public, private or municipal, of this state, or any district, territory, subdivision, municipality or department thereof, or any other state or any district, territory, subdivision, municipality or department thereof, or any country, nation or government, or any district, territory, subdivision, municipality or department thereof; to possess and exercise any and all rights, powers and privileges of ownership of such securities or other property, including without limitation the right to vote on such securities; and to issue or deliver in payment or exchange, in whole or in part, for any such securities or other property, its own stock, bonds, notes or other obligations, or to make payment for any such securities or other property by any other lawful means; and to do any and all acts and things necessary or advisable for the preservation, protection, improvement or enhancement in value of any such securities or other property. The term “securities” as used in this Article 5 shall mean any and all shares, stocks, bonds, debentures, notes, mortgages, acceptances, evidences of indebtedness or obligations, certificates of interest or participation in any property or venture, scrip, interim receipts, voting trust certificates, instruments or interests commonly known as securities, and any and all certificates of interest or participation in, or of deposit of, any of the foregoing, or receipts for, guaranties of, or warrants or rights to subscribe for or purchase any of the foregoing.

(b)      To promote, finance and assist, financially or otherwise, whether by loan, guaranty, subsidy or otherwise, any person, corporation, partnership, association, firm, trust, organization or other entity in which the Corporation shall have any interest; to guarantee the payment of dividends on any stock or the payment of the obligations issued or incurred by any such person, corporation, partnership, association, firm, trust, organization or other entity, to issue its own stock, bonds or other obligations in payment or exchange for any securities or other property acquired (pursuant to a merger, consolidation or otherwise) by any such person, corporation, partnership, association, firm, trust, organization or other entity; and to do any and all other acts and things for the enhancement, protection or preservation of any securities which are in any manner, directly or indirectly, owned, held or guaranteed by the Corporation.

(c)      To render assistance, service, counsel and advice to, and to act as representative in any capacity (whether managing, operating, financial, purchasing, selling, advertising or otherwise) of any person, corporation, partnership, association, firm, trust, organization or other entity, including without limitation those in which the Corporation shall have any interest.

(d)      To acquire by purchase, lease, exchange or otherwise, to own, hold, use, manage, develop, improve and to sell, lease, mortgage, exchange and otherwise deal in, real estate and any interest or right therein and personal property of every class and description, either for is own account or for the account of others, to erect, construct, rebuild, repair, manage and control, lease, buy and sell, any and all kinds of and interest in real estate and personal property; and to engage generally in the business of operating and leasing real estate and personal property of every character and description.

(e)      To buy, sell, produce, manufacture and dispose of all kinds of goods, documents, instruments, general intangibles, chattel paper, accounts, contract rights, wares, foods, potables, merchandise, manufactures, commodities, furniture, machinery, tools, supplies and products of any kind, character or description whatsoever, and generally to engage in any mercantile, manufacturing or commercial business of any kind or character whatsoever throughout the world, and to do all things incidental to any such business or businesses.

(f)      To enter into any lawful arrangements for sharing profits, union of interest, reciprocal concession or cooperation, with any corporation, association, partnership, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign in the carrying on of any business which the Corporation is authorized to carry on or any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of the Corporation.

(g)      To issue bonds, debentures, convertible debentures, notes, commercial paper, or other obligations of this Corporation, from time to time for any of the objects or purposes of the Corporation and to secure the same by mortgage, pledge, deed of trust or otherwise.

(h)      To guarantee obligations of any other entity and to secure such guaranties by mortgage, pledge or otherwise by vote of a majority of the entire Board of Directors.

(i)      To indemnify the officers and directors during their term of office or thereafter for actions arising during their term of office, either directly or through the purchase of insurance, for expenditures as parties to suits by or in the right of the Corporation or other than by or in the right of the Corporation to the extent permitted by the statutes of Tennessee.

(j)      Without in any way limiting any of the objects or purposes or powers, whether primary or secondary of the Corporation, it is hereby expressly declared and provided that the Corporation shall have power to do all acts or things necessary, incidental or convenient to do, or calculated, directly or indirectly, to promote the interest of the Corporation, or enhance the value or render profitable any of its property or rights; and in carrying on its business or businesses, or for the purpose of obtaining or furthering any of its objects, to do any and all things and exercise any and all powers, rights and privileges which a corporation for profit may now or hereafter be permitted to do or to exercise under the laws of the State of Tennessee; and to do any and all of the acts and things herein set forth to the same extent as natural persons could do, and in any part of the world, as principal, factor, agent, contractor, trustee or otherwise, either alone or in syndicates, or otherwise in conjunction with any person, entity, syndicate, partnership, association or corporation, governmental or public bodies or authorities of any kind, domestic or foreign; to establish and maintain offices and agencies and to exercise all or any of its corporate powers and rights throughout the world.

(k)      To engage, in addition to the foregoing, in any lawful act or activity for which corporations may be organized under the Tennessee General Corporation Act.

(l)      It is the intention that the objects, purposes and powers specified in the fifth paragraph hereof shall, except where otherwise specified in said paragraph, be no-wise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this Charter, but that the objects, purposes and powers specified in the fifth paragraph and in each of the clauses or paragraphs of this Charter shall be regarded as independent objects, purposes and powers.

The foregoing clauses shall be construed both as purposes and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this Corporation.

6.         SHARES.

The maximum number of shares which the Corporation shall have authority to issue is as follows:

(a)      Four Hundred Million (400,000,000) shares of common stock of a par value of $0.625 each; and

(b)      Five Million (5,000,000) shares of preferred stock, having no par value.

7.         COMMENCEMENT OF BUSINESS.

The Corporation will not commence business until consideration of One Thousand Dollars ($1,000.00) has been received for the issuance of shares.

8.         PREEMPTIVE RIGHTS.

No shareholder of the Corporation shall because of his ownership of stock have a preemptive or other right to purchase, subscribe for or take any part of any stock or any part of the notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase stock of the Corporation issued, optioned or sold by it after its incorporation. Any part of the capital stock and any part of the notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase stock of the Corporation authorized by this Restated Charter or by any amendment duly filed, may at any time be issued, optioned for sale and sold or disposed of by the Corporation pursuant to a resolution of its Board of Directors to such persons and upon such terms as may to such Board seem proper without first offering such stock or securities or any part thereof to existing shareholders.

9.         COMMON STOCK.

The entire voting power of the Corporation shall be vested in the common stock; provided, however, that the Board of Directors is authorized by this Charter to issue, from time to time, serial preferred stock of the Corporation in one or more series each of which constitutes a separate class, and prior to issuance to fix and determine the distinguishing characteristics and rights, privileges and immunities of each such series. Such characteristics and rights, privileges and immunities may include, but are not limited to, the voting rights of such serial preferred stock, and such voting rights of such serial preferred stock may, if so determined by the Board of Directors prior to the issuance of such serial preferred stock, give to the holders of such serial preferred stock voting rights equal to, greater than or less than those of the holders of the common stock.

10.       SERIAL PREFERRED STOCK.

The shares of any preferred class may be divided into and issued in series. If the shares of any such class are to be issued in series, then each series shall be so designated to distinguish the series thereof from all the shares of all other series and classes. All shares of the same series shall be identical. Any or all of the series of any class may vary in the relative rights and preferences as between the different series to the extent permitted by the statutes of Tennessee. The Board of Directors shall have the authority to divide any or all such classes into series and, within the limitation of the statutes of the State of Tennessee and particularly Sections 48-502 and 48-503, fix and determine the relative rights and preferences of the shares of any series so established.

The Board of Directors is authorized to issue the preferred stock, without par value, in one or more series, from time to time with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions thereof, as may be provided in a resolution or resolutions adopted by the Board of Directors. The authority of the Board of Directors shall include, but not be limited to, the determination or fixing of the following with respect to shares of such class or any series thereof: (1) the number of shares and designation; (2) the dividend rate and whether dividends are to be cumulative; (3) whether shares are to be redeemable and, if so, the terms and amount of any sinking fund for the purchase or redemption of such shares; (4) whether shares shall be convertible and, if so, the terms and provisions applying; (5) what voting rights are to apply, if any; and (6) what restrictions are to apply, if any, on the issue or re-issue of any additional preferred stock.

11.       ADDITIONAL POWERS.

(a)      The Corporation shall have the right to purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own shares; but purchases of its own shares, whether direct or indirect, shall be made only to the extent of unreserved and unrestricted earned or capital surplus available therefor.

(b)      Other provisions: Management. The Corporation shall be managed by the Board of Directors, which shall exercise all powers conferred under the laws of the State of Tennessee including without limitation the power:

(1)      To hold meetings, to have one or more offices, and to keep the books of the corporation, except as otherwise expressly provided by law, at such places, whether within or without the State of Tennessee, as may from time to time be designated by the Board.

(2)      To make, alter and repeal bylaws of the corporation, subject to the reserved power of the shareholders to make, alter and repeal bylaws.

(3)      To approve the issuance or sale of any of its authorized but unissued shares of any class, bonds or other securities and rights or options entitling the holders thereof to purchase from the corporation shares of any class or classes, to approve the purchase or other acquisition of or the reissuance, sale or other disposition of treasury shares; to fix the consideration to be received for such shares of any class, bonds or other securities, rights or options and to cause to be issued any such shares of any class, bonds or other securities, rights or options.

(4)      To use or apply any funds of the corporation lawfully available therefor for the purchase or acquisition of shares of the capital stock or bonds or other securities of the corporation, in the market or otherwise, at such price as may be fixed by the Board, and to such extent and in such manner and for such purposes and upon such terms as the Board may deem expedient and as may be permitted by law, and to sell, exchange, transfer, reissue or cancel such shares of the capital stock of the corporation upon such terms and for such consideration as it may deem proper.

(5)      To determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of the shareholders, and no shareholder shall have any right to inspect any account, record, book or document of the corporation, except as conferred by the laws of the State of Tennessee or as authorized by the Board.

(6)      To remove any director for cause as defined by the laws of the State of Tennessee by a vote of a majority of the entire Board of Directors.

(7)      To fill any newly created directorships resulting from an increase in the number of directors and any vacancies occurring in the Board for any reason, (including removal of directors without cause by the shareholders or for cause by the Board of Directors or the shareholders.)

(8)      To designate an Executive Committee consisting of two or more directors and such other committees consisting of two or more persons, who may or may not be directors, and to delegate to such Executive Committee and other committees all such authority of the Board that it deems desirable within the limits prescribed by the statutes of the State of Tennessee.

(9)      To designate the officer or officers of the corporation who shall vote the shares of capital stock held by the corporation in other corporations and to authorize the execution of any proxy that may be necessary in connection therewith.

(10)      To take any action required or permitted of the Board without a meeting on written consent, setting forth the action so taken, sighed by all directors entitled to vote thereon.

12.       NUMBER, ELECTION AND TERMS OF DIRECTORS.

(a)      The number of directors of the Corporation which shall constitute the entire Board of Directors shall be fixed from time to time in the Bylaws of the Corporation. Any such determination shall continue in effect unless and until changed, but no such changes shall affect the term of any director then in office. At the annual meeting of shareholders that is held in calendar year 2008, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the annual meeting of shareholders that is held in calendar year 2011; provided, however, that any director whose term expires at the 2008 annual meeting solely due to the operation of Section 48-18-105(d) of the Tennessee Business Corporation Act shall be elected for the remainder of the term of the class of directors to which he or she has been assigned. Commencing at the annual meeting of shareholders that is held in calendar year 2009, directors shall be elected annually for terms of one year, except that any director in office at the 2009 annual meeting whose term expires at the annual meeting of shareholders held in calendar year 2010 or 2011 shall continue to hold office until the end of the term for which such director was elected. In all cases, directors shall hold office until their respective successors are duly elected and qualified.

(b)      Newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or any other cause (except removal from office) shall be filled only by the Board of Directors, provided that a quorum is then in office and present, or only by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Any vacancies on the Board of Directors resulting from removal from office may be filled by the affirmative vote of the holders of at least a majority of the voting power of all outstanding voting stock or, if the shareholders do not so fill such a vacancy, by a majority of the directors then in office. Directors of the Corporation may be removed by the shareholders only for cause by the affirmative vote of the holders of at least a majority of the voting power of all outstanding voting stock.

(c)      The Bylaws or any Bylaw of the Corporation may be adopted, amended or repealed only by the affirmative vote of not less than a majority of the directors then in office at any regular or special meeting of directors, or by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding voting stock at any annual meeting or any special meeting called for that purpose. Any provision of the Charter which is inconsistent with any provision of the Bylaws of the Corporation may be adopted only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding voting stock at any annual meeting or any special meeting called for that purpose.

(d)      Notwithstanding any other provisions of this Charter or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Charter, the Bylaws of the Corporation or otherwise), the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding voting stock shall be required to adopt any provisions inconsistent with, or to amend or repeal, this Article 12.

(e)      Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or by series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Charter applicable thereto.

13.       VOTE REQUIREMENT FOR ELECTION OF DIRECTORS.

Except as provided in Article 12, each director shall be elected by the affirmative vote of a majority of the votes cast with respect to the director at any meeting of shareholders for the election of directors at which a quorum is present, provided that if, as of (a) the expiration of the time fixed under Section 3.6 of the Corporation’s Bylaws (or any successor provision) for advance notice of nomination of a director by a shareholder or, (b) in the absence of any such provision, a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees exceeds the number of positions on the Board of Directors to be filled by election at the meeting, the directors shall be elected by the vote of a plurality of the votes cast by the shares entitled to vote in the election at any such meeting. For purposes of this section, the “affirmative vote of a majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director.

14.       DIRECTOR LIABILITY.

No director shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) under Section 48-18-304, or any successor provision thereto, of the Tennessee Business Corporation Act.

15.       REGISTERED AGENT AND OFFICE.

The Corporation’s registered office is 165 Madison Avenue, Memphis, Shelby County, Tennessee 38103, and its registered agent at that office is Clyde A. Billings, Jr.

DATED: April 18, 2011

FIRST HORIZON NATIONAL CORPORATION

By:	/s/ Clyde A. Billings, Jr.
Clyde A. Billings, Jr., Corporate Secretary